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                                                             Exhibit 10.11

                         AMENDMENT TO PURCHASE AGREEMENT

            This AMENDMENT dated as of January 31, 1997 (the "Amendment") to the RECEIVABLES PURCHASE AGREEMENT, dated as of March 19, 1996, as previously amended as of April 25, 1996, June 10, 1996 and September 24, 1996 (the "Purchase Agreement"), is made among BIG FLOWER PRESS HOLDINGS, INC., a Delaware corporation as initial servicer ("Big Flower"), PRINTCO., INC., a Michigan corporation ("PrintCo"), certain other direct or indirect domestic subsidiaries of Big Flower that are listed on the signature pages hereto (such subsidiaries, with PrintCo, being collectively referred to herein as the "Sellers"), and BFP RECEIVABLES CORPORATION, a Delaware corporation ("Buyer"). Capitalized terms have the meanings that Appendix A to the Purchase Agreement assigns to them, except as otherwise defined in this Amendment, and this Amendment shall be interpreted in accordance with the conventions set forth in Part B of such Appendix A.

            WHEREAS, Buyer intends pursuant to the Pooling Agreement to transfer its interests in the Receivables, being sold to Buyer pursuant to the Purchase Agreement and hereunder, to the Trust in order to, among other things, finance its purchases under the Purchase Agreement and hereunder; and

            WHEREAS, PrintCo has become a Domestic Subsidiary of Big Flower; and Big Flower, Buyer, PrintCo and the other Sellers each desire pursuant to the terms of this Amendment to add PrintCo as a Seller under, and party to, the Purchase Agreement;

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

            SECTION 1. Addition of PrintCo as a Seller. Each of the parties hereto agrees that PrintCo shall be added as of the Addition Date (as defined herein) as a party to, and as a Seller under, the Purchase Agreement subject to all of the terms and conditions thereof and the obligations, covenants and warranties of a Seller thereunder to the same extent as if PrintCo were an original party thereto and a Seller thereunder, except as may be expressly provided otherwise in this Amendment.

            SECTION 2. Amendments to the Purchase Agreement. From and after the Addition Date:

            (a) The term "First Issuance Date" shall mean, with respect to the Receivables of PrintCo, the Addition Date;
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            (b) The term "Sellers" shall include PrintCo;

            (c) Schedules 1 through 5 to the Purchase Agreement shall be deemed to include Schedules 1A through 5A attached hereto; and

            (d) The "Addition Date" shall be the first Business Day following the close of the Calculation Period that includes January 1997.

            SECTION 3. Effectiveness. The amendments provided for by this Amendment shall become effective upon receipt by Buyer (and receipt of copies thereof by the Trustee) of the following, in each case in form and substance satisfactory to the Buyer:

            (a) Confirmation from the Rating Agencies to the effect that the addition of the Receivables of PrintCo as contemplated hereby will not result in a reduction or withdrawal of any ratings in effect with respect to any outstanding Investor Certificates;

            (b) Counterparts of this Amendment, duly executed by the parties hereto;

            (c) A Seller Assignment Certificate, duly executed by PrintCo;

            (d) A Confirmation of Guaranty with respect to PrintCo's Obligations, duly executed by Big Flower;

            (e) A supplement to the Monthly Report as described in Section 3.5(e) of the Pooling Agreement; and

            (f) A copy of the UCC-1 financing statement with respect to the Receivables of PrintCo, naming PrintCo as debtor, Buyer as secured party and the Trustee as the assignee of the secured party, file-stamped by the Michigan filing office to evidence the filing thereof.

            SECTION 4. Purchase Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Purchase Agreement shall remain in full force and effect. All references to the Purchase Agreement in any other document or instrument shall be deemed to mean such Purchase Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Purchase Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Purchase Agreement, as amended by this Amendment, as though the terms and obligations of the Purchase Agreement were set forth herein.


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            SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

            SECTION 6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            SECTION 7. Notices, Etc. Supplementing Section 10.2 (Notices) in the Purchase Agreement, the address or facsimile number of PrintCo is as set forth under its name on the signature page hereof.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WEBCRAFT CHEMICALS, INC.            TREASURE CHEST ADVERTISING
                                     COMPANY, INC.


By: /s/  Mark A. Angelson           By: /s/  Mark A. Angelson
    --------------------------          ---------------------------
    Title: Secretary                    Title:  Secretary


LASER TECH COLOR, INC.              WEBCRAFT TECHNOLOGIES, INC.


By: /s/  Mark A. Angelson           By: /s/  Mark A. Angelson
    --------------------------          ---------------------------
    Title: Secretary                    Title:  Secretary


BFP RECEIVABLES CORPORATION         PRINTCO., INC.


By: /s/ Rick Frier                  By: /s/  Mark A. Angelson
    --------------------------          ---------------------------
    Title: Vice President               Title:  Secretary

                                    Address:  1321 East Van Deinse Street
BIG FLOWER PRESS                              Greenville, Michigan 48838
 HOLDINGS, INC.                     Attention:  Richard Ellafrits
                                    Telephone:  (616) 754-3672
                                    Facsimile:  (616) 754-6577
By: /s/  Mark A. Angelson
    --------------------------


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    Title:  Executive Vice President


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STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

      On the 29th day of January, 1997 before me personally came Mark Angelson to me known, who, being by me duly sworn, did depose and say that he resides at New York, New York; that he is Secretary of PrintCo., Inc., a Michigan corporation, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of the corporation.

      Given under my hand and notarial seal, this 29th day of January, 1997.


                                          /s/ Jeff Bell
                                          -------------------------
                                          Notary Public


                                          Type or
                                          Print Name:  Jeff Bell
                                          No. 5066715

My commission expires:

September 30, 1998


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